CODE OF ETHICS

Compass Efficient Model Portfolios, LLC

213 Overlook Circle, Suite A-1

Brentwood, TN  37027

615.661.9622

1. General Provisions

1.1.  Professional Responsibilities

Compass  Efficient  Model  Portfolios,  LLC  (“Compass  EMP”)  is  registered  as  an  investment  adviser  with the  Securities  and  Exchange  Commission  pursuant  to  the  provisions  of  Section  203  of  the  Investment

Advisers Act of 1940.

Compass  EMP  is  dedicated  to  providing  effective  and  proper  professional  investment  management

services  to  a  wide  variety  of  advisory  clients.   Compass  EMP’s  reputation  is  a  reflection  of  the  quality  of

our  employees  and  their  dedication  to  excellence  in  serving  our  clients.   To  ensure  these  qualities  and

dedication   to   excellence,   our   employees   must   possess   the   requisite   qualifications   of   experience,

education,   intelligence,   and   judgment   necessary   to   effectively   serve   as   investment   management

professionals.   In  addition,  every  employee  is  expected  to  demonstrate  the  highest  standards  of  moral and ethical conduct for continued employment with Compass EMP.

The  SEC  and  the  courts  have  stated  that  portfolio  management  professionals,  including  registered

investment  advisers  and  their  representatives,  have  a  fiduciary  responsibility  to  their  clients.   When  used

herein,  the  term  “client”  includes  individual  and  institutional  investors  for  whom  Compass  EMP  provides investment  supervisory  services,  manages  investment  advisory  accounts,  or  provides  investment  advice.

In  the  context  of  securities  investments,  fiduciary  responsibility  should  be  thought  of  as  the  duty  to  place

the  interests  of  the  client  before  that  of  the  person  providing  investment  advice.   Failure  to  do  so  may

render the adviser in violation of the anti-fraud provisions of the Advisers Act.

Fiduciary  responsibility  also  includes  the  duty  to  disclose  material  facts  that  might  influence  an  investor’s decision to  purchase or refrain from  purchasing a security recommended by the adviser or from  engaging the adviser to manage the client’s investments.  The SEC has made it clear that the duty of an investment adviser  not  to  engage  in  fraudulent  conduct  includes  an  obligation  to  disclose  material  facts  to  clients

whenever  the  failure  to  disclose  such  facts  might  cause  financial  harm.   An  adviser’s  duty  to  disclose

material  facts  is  particularly  important  whenever  the  advice  given  to  clients  involves  a  conflict  or  potential conflict of interest between the employees of the adviser and its clients.

Under Rule 204A-1 of the Investment Advisers Act of 1940 and Rule 17j-1 of the Investment Company Act

of  1940,  Compass  EMP  is  required  to  establish,  maintain  and  enforce  written  procedures  reasonably designed  to  prevent  its  employees  from  violating  provisions  of  the Act  with  respect  to  personal  securities

trading  and  fiduciary  obligations.    In  meeting  such  responsibilities  to  our  clients,  Compass  EMP  has adopted  this  Code  of  Ethics  (the  “Code”)  regarding  the  purchase  and/or  sale  of  securities  in  the  personal accounts  of  our  employees  or  in  those  accounts  in  which  our  employees  may  have  a  direct  or  indirect

beneficial  interest.   The  Code,  including  any  amendments,  is  provided  to  all  Supervised  Persons  and  is also  intended  to  lessen  the  chance  of  any misunderstanding  between  Compass  EMP and  our  employees regarding such trading activities.

In  those  situations  where  employees  may  be  uncertain  as  to  the  intent  or  purpose  of  this  Code,  they  are

advised  to  consult  with  the  Chief  Compliance  Officer  (“CCO”).   The  CCO  may  under  circumstances  that

are  considered  appropriate,  or  after  consultation  with  the  senior  management  of  Compass  EMP,  grant exceptions  to  the  provisions  contained  in  this  Code  only  when  it  is  clear  that  the  interests  of  Compass

EMP’s  clients  will  not  be  adversely  affected.   All  questions  arising  in  connection  with  personal  securities trading  should  be  resolved  in  favor  of  the  interest  of  the  clients  even  at  the  expense  of  the  interest  of  our

employees.   The  senior  management  of  Compass  EMP  and  Compass  EMP’s  Fund’s  board  of  directors will satisfy themselves as to the adherence to this policy through periodic review and reports by the CCO.

1.2.  Failure to Comply

Strict  compliance  with  the  provisions  of  this  Code  shall  be  considered  a  basic  condition  of  employment

with  Compass  EMP.    It  is  important  that  employees  understand  the  reasons  for  compliance  with  this

Code.     Compass   EMP’s   reputation   for  fair  and   honest   dealing   with   its   clients   and  the   investment

community  in  general,  has  taken  considerable  time  to  build.   This  standing  could  be  seriously  damaged

as  the  result  of  even  a  single  security  transaction  considered  questionable  in  light  of  the  fiduciary  duty

owed  to  our  clients.   Employees  are  urged  to  seek  the  advice  of  the  CCO  for  any  questions  as  to  the

application  of  this  Code  to  their  individual  circumstances.    Employees  should  also  understand  that  a

material  breach  of  the  provisions  of  this  Code  may  constitute  grounds  for  disciplinary  action  and/or termination of employment with Compass EMP.

2. Definitions

2.1.  Supervised Persons include:

•     directors,  officers,  and   partners   of   the  adviser  (or   other  persons   occupying   a  similar  status   or

performing similar functions);

•     employees of the adviser;

•     any  other  person  who  provides  advice  on  behalf  of  the  adviser  and  is  subject  to  the  adviser’s supervision and control; and

•     temporary workers.

2.2.  Access Persons include any Supervised Persons who:

•     has  access  to  nonpublic,  material  information  regarding  any client’s  purchase  or  sale  of  securities,  or nonpublic,  material  information  regarding  the  portfolio  holdings  of  any  fund  Compass  EMP  or  its affiliates manage;

•     is  involved  in  making securities  recommendations  to  clients,  or  has  access  to such recommendations that are nonpublic; and

•     Compass EMP’s directors, officers or general partners.

2.3.   Beneficial Ownership

Shall  be  interpreted  in  the  same  manner  as  it  would  be  in  determining  whether  a  person  is  subject  to  the provisions  of  Section  16  of  the  Securities  Exchange  Act  of  1934  and  the  rules  and  regulations  there under.  Under  such  rules  and  regulations,  "beneficial  ownership  of  a  security"  by  an  Access  Person includes securities held by:

•     Access persons’ spouse, minor children or relatives who share the same house with such Access

Person.

•     An estate for the Access Person’s benefit.

•     A trust, of which (a) the Access Person is a trustee or the Access Person has or members of the

Access Person’s immediate family have a vested interest in the income or corpus of the trust, or (b)

the Access Person owns a vested beneficial interest, or (c) the Access Person is the grantor and has the power to revoke the trust without the consent of all the beneficiaries.

•     A partnership in which the Access Person is a partner.

•     A corporation (other than with respect to treasury shares of the corporation) of which the Access

Person is an officer, director or 10% stockholder.

•     Any other person if, by reason of contract, understanding relationship, agreement or other arrangement, the Access Person obtains therefrom benefits substantially equivalent to those of ownership.

•     The Access Person’s spouse or minor children or any other person, if, even though the Access

Person does not obtain therefrom the above mentioned benefits of ownership, the Access Person can vest or revest title in himself of herself at once or at some future time.

In addition, a Access Person will be a beneficial owner of a security if the Access Person (a) directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power and/or investment power with respect to such security (including the power to dispose, or to direct the disposition of such security), or (b) has the right to acquire beneficial ownership of such security at any time within sixty days.

3. Business Conduct Standards

3.1.  Compliance with Laws and Regulations

All Supervised Persons must comply with all applicable state and federal securities laws including, but not limited  to,  the  Investment Advisers  Act  of  1940,  Regulation  S-P  and  the  Patriot Act  as  it  pertains  to Anti-

Money  Laundering.   All  Supervised  Persons  are  not  permitted,  in  connection  with  the  purchase  or  sale,

directly or indirectly, of a security held or to be acquired by a client:

•     to defraud such client in any manner;

•     to mislead such client, including by making a statement that omits material facts;

•     to  engage  in  any  act,  practice  or  course  of  conduct  which  operates  or  would  operate  as  a  fraud  or deceit upon such client;

•     to engage in any manipulative practice with respect to such client; or

•     to engage in any manipulative practice with respect to securities, including price manipulation.

3.2.  Conflicts of Interest

Compass EMP, as  a fiduciary, has an affirmative duty of care, loyalty, honesty, and good faith to act in the

best  interests  of  its  clients.    Compliance  with  this  duty  can  be  achieved  by  trying  to  avoid  conflicts  of interest and by fully disclosing all material facts concerning any conflict that does  arise with respect to any client.

Conflicts  among  Client  Interests.  Conflicts  of  interest  may  arise  where  the  firm  or  its  Supervised

Persons  have  reason  to  favor  the  interests  of  one  client  over  another  client  (e.g.,  larger  accounts  over smaller  accounts,  accounts  where  compensation  is  greater,  accounts  in  which  employees  have  made

material  personal  investments,  accounts  of  close  friends  or  relatives  of  Supervised  Persons).   Compass

EMP specifically prohibits  inappropriate  favoritism  of  one client  over  another  client that  would  constitute  a breach of fiduciary duty.

Competing  with  Client  Trades.   Compass  EMP  prohibits  Access  Persons  from  using  knowledge  about pending  or currently considered securities  transactions  for clients  to  profit  personally,  directly or  indirectly,

as  a  result  of  such  transactions.   In  order  to  avoid  any  potential  conflict  of  interest  between  Compass

EMP  and  its  clients,  Compass  EMP  has  placed  trading  restrictions  on  its  Access  Persons  which  are  set forth in sub-section 3.3 of this Code.

No Transactions with Clients.   Compass  EMP specifically prohibits  Supervised  Persons  from  knowingly selling to or purchasing from a client any security or other property, except securities issued by the client.

Disclosure   of   Personal   Interest.   Compass   EMP   prohibits   Access   Persons   from   recommending,

implementing  or  considering  any  securities  transaction  for  a  client  without  having  disclosed  any  material beneficial  ownership,  business  or  personal  relationship,  or  other  material  interest  in  the  issuer  or  its affiliates,  to  an  appropriate  designated  person  (e.g.,  the  chief  investment  officer  or,  with  respect  to  the

chief  investment  officer’s  interests,  the  CCO).   If  such  designated  person  deems  the  disclosed  interest  to present  a  material  conflict,  the  investment  personnel  may  not  participate  in  any  decision-making  process regarding the securities of that issuer.

Referrals/Brokerage.  Compass  EMP  requires  Supervised  Persons  to  act  in  the  best  interests  of  the

firm’s  clients  regarding  execution  and  other  costs  paid  by  clients  for  brokerage  services.    Supervised

persons  are  reminded  to  strictly  adhere  to  Compass  EMP’s  policies  and  procedures  regarding  brokerage

(including   allocation,   best   execution,  soft  dollars,   and   directed   brokerage)  as   outlined   in   the   firm’s

compliance manual.

Vendors   and   Suppliers.   Compass   EMP   requires   Supervised   Persons   to   disclose   any   personal

investments  or  other  interests  in  vendors  or  suppliers  with  respect  to  which  the  person  negotiates  or

makes  decisions  on  behalf  of  the  firm.    Compass  EMP  specifically  prohibits  Supervised  Persons  with such interests from negotiating or making decisions regarding the firm’s business with such companies.

3.3.  Personal Securities Transactions

Compass EMP has adopted the following principles governing personal investment activities by the Firm's

Access Persons:

•     The interests of client accounts will at all times be placed first;

•     All personal securities transactions will be conducted in such manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility;

•     Access Persons must not take inappropriate advantage of their positions; and

Pre-clearance.  No Access  Person  may  purchase  or  sell  any  initial  public  offering  or  limited  offering  (i.e.,

private   placement),   or   shares   of   any  fund   advised   or   sub-advised   by  Compass   EMP,   without   first

obtaining  prior  clearance  from  the  CCO  or  his  designee.  The  CCO  may  reject  any  proposed  trade  by  an

Access Person that: (a) involves a security that is  being purchased or sold by Compass EMP on behalf of any  advisory  client  or  is  being  considered  for  purchase  or  sale;  (b)  should  be  reserved  for  clients;  (c)  is being  offered  to  an  individual  by  virtue  of  their  position  with  Compass  EMP;  (d)  is  otherwise  prohibited under  any  internal  policies  of  Compass  EMP;  (e)  breaches  the  Access  Person’s  fiduciary  duty  to  any advisory  client;  (f)  is  otherwise  inconsistent  with  applicable  law,  including  the  Advisers  Act  and  the

Investment Company Act; or (g) creates a conflict of interest or an appearance thereof.

Requests for pre-clearance will be made by completing the Pre-clearance Request Form and forwarding it to the CCO. The final  decision  will  be sent in  writing to  the Access  Person requesting  pre-clearance. Only

upon   receipt   of   the   written   approval   from   the   CCO   can   the   Access   Person   then   engage   in   the

purchase/sell  of  the  requested  security.  The  CCO  shall  maintain  a  record  of  final  written  approval  or denial. Pre-clearance is  not  required for systematic  purchases/redemptions  in funds  advised  by Compass

EMP, provided the CCO is notified of the establishment of the systematic purchase/redemption.

Black-Out  Period.  Compass  EMP  shall  prescribe  a  “blackout”  period,  defined  as  two  (2)  business  days preceding  and  following  a  client  transaction,  in  which  an  Access  Person  may  not  purchase  or  sell  the same  security  as  that  of  a  client.  The  black-out  period  does  not  extend  to  mutual  funds  advised  by

Compass  EMP as  the requirement for pre-clearance  is  intended to  prevent  potential breaches  of  fiduciary duty when Access Persons buy/sell shares of mutual funds advised by Compass EMP.

Short  Term  Trading.  No Access  Person  of  Compass  EMP  may  purchase  and  subsequently  sell  (or  sell

and   purchase)  the  same  security  within   any  30-day  period.  This   restriction   applies   to  transactions

involving securities held in client accounts and in any fund advised or sub-advised by Compass EMP.

The  CCO  shall  have  the  right  to  grant  exceptions  to  this  restriction  by  considering  the  totality  of  the

circumstances,    including    whether    such    transaction    is    necessitated    by    an    unexpected    special

circumstance involving the Access Person, whether the trade would involve a breach of any fiduciary duty,

whether  it   would  otherwise  be  inconsistent   with  applicable  laws   and  Compass   EMP's   policies   and

procedures,   and   whether   the   trade   would   create   an   appearance   of   impropriety.   Based   on   his/her

consideration  and  if  the  CCO  shall  grant  an  exception,  the  facts  and  circumstances  of  the  situation  and the reason an exception is warranted shall be documented and maintained in writing.

3.4.  Interested Transactions

No Access Person shall recommend any securities transactions for a client without having disclosed his or her interest, if any, in such securities or the issuer thereof, including without limitation:

•     Any direct or indirect Beneficial ownership of any securities of such issuer;

•     Any contemplated transaction by such person in such securities;

•     Any position with such issuer or its affiliates; and

•     Any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

3.5.  Outside Business Interests

A Supervised Person  who  seeks or is  offered a position as  an officer, trustee, director, or is  contemplating employment  in  any  other  capacity  in  an  outside  enterprise  is  expected  to  discuss  such  anticipated  plans

with  their  supervisor  prior  to  accepting  such  a  position.    Information  submitted  to  the  CCO  will  be

considered  as  confidential  and  will  not  be  discussed  with  the  Supervised  Person’s  prospective  employer without the Supervised Person’s permission.

Compass  EMP does  not  wish  to  limit  any  Supervised  Person’s  professional  or  financial  opportunities,  but needs  to  be  aware  of  such  outside  interests  so  as  to  avoid  potential  conflicts  of  interest  and  ensure  that there is no interruption in services to our clients.  Understandably, Compass EMP must also be concerned as  to  whether  there  may  be  any  potential  financial  liability  or  adverse  publicity  that  may  arise  from  an undisclosed business interest by a Supervised Person.

3.6.  Gifts and Entertainment

A  conflict  of  interest  occurs  when  the  personal  interests  of  employees  interfere  or  could  potentially interfere  with  their  responsibilities  to  the  firm  and  its  clients.  The  overriding  principle  is  that  Supervised

Persons  should  not  accept  inappropriate  gifts,  favors,  entertainment,  special  accommodations,  or  other things  of  material  value  that  could  influence  their  decision-making  or  make  them  feel  beholden  to  a person  or  firm.  Similarly,  Supervised  Persons  should  not  offer  gifts,  favors,  entertainment  or  other  things of  value  that  could  be  viewed  as  overly  generous  or  aimed  at  influencing  decision-making  or  making  a client feel beholden to the firm or the Supervised Person.

All gifts and entertainment given or received should be logged in the firm’s Gift Log.

Accepting  Gifts.    On  occasion,  because  of  their  position  with  the  company,  Supervised  Persons  of

Compass  EMP may be  offered  or  may receive  without  notice,  gifts  from  clients,  brokers,  vendors  or  other

persons.   Acceptance  of  extraordinary  or  extravagant  gifts  is  prohibited.   Any  such  gifts  must  be  declined

and returned  in order to  protect the reputation and integrity of  Compass  EMP.   Gifts  of  nominal value (i.e.,

a  gift  whose  reasonable  value,  alone  or  in  the  aggregate,  is  not  more  than  $100  in  any  twelve-month period),  customary  business  meals,  entertainment  (e.g.  sporting  events),  and  promotional  items  (i.e.,

pens,  mugs, T-shirts) may  be  accepted.   All  gifts  received  by  a  Supervised  Person  of  Compass  EMP that might violate this Code must be promptly reported to the CCO.

Solicitation of Gifts.   Compass  EMP’s Supervised Persons  are prohibited from  soliciting  gifts  of  any size under any circumstances.

Giving  Gifts.   Compass  EMP’s  Supervised  Persons  may not  give  any  gift  with  a  value  in  excess  of  $100

per   twelve-month   period,   customary   business   meals,   entertainment   (e.g.   sporting   events),   and

promotional  items  may be  given,   to  an  advisory client  or  persons  who  do  business  with,  regulate,  advise or render professional service to Compass EMP.

Entertainment.  No  Supervised  Person  may  provide  or  accept  extravagant  or  excessive  entertainment  to or  from  a  client,  prospective  client,  or  any  person  or  entity  that  does  or  seeks  to  do  business  with  or  on

behalf  of  the  adviser.   Supervised  persons  may  provide  or  accept  a  business  entertainment  event,  such as  dinner  or  a  sporting  event,  of  reasonable  value,  if  the  person  or  entity  providing  the  entertainment  is present.

3.7.  Reporting of Violations

All  Supervised  Persons  of  Compass  EMP  must  promptly  (upon  discovery  of  violation)  report  violations  of

the  Code  to  the  CCO  as  the  situation  dictates.    If  the  CCO  is  unavailable,  the  violation  must  then  be reported to another member of senior management.

Any retaliation for the reporting of a violation under this Code will constitute a violation of the Code.

4. Insider Trading

In  1989,  Congress  enacted  the  Insider  Trading  and  Securities  Enforcement  Act  to  address  the  potential

misuse   of   material,   non-public   information.     Courts   and   the   Securities   and   Exchange   Commission

currently define inside information as information that has not been disseminated to the public through the customary news  media;  is  known  by  the  recipient  to  be  non-public;  and  has  been  improperly  obtained.  In addition,  the  information  must  be  material,  e.g.  it  must  be  of  sufficient  importance  that  a  reasonably prudent person might base their decision to invest or not invest on such information.

The definition and application of inside information is continually being revised and updated by the

regulatory authorities.   Information is material where there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this includes any information the disclosure of which will have a substantial effect on the price of a company’s securities. All Supervised

Persons should note the SEC’s position that the term “material nonpublic information” relates not only to issuers but also to Compass EMP’s securities recommendations and client securities holdings and transactions.  No simple test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. If a Compass EMP Supervised Person believes they are in possession of inside information, it is critical that they not act on the information or disclose it to anyone,

but instead advise the CCO accordingly.  Acting on such information may subject the Supervised Person to severe federal criminal penalties and the forfeiture of any profit realized from any transaction.

Although  this  section  is  included  under  the  provisions  of  this  Code,  it  is,  in  fact,  a  separate  set  of

procedures   required   under   Section   204A  of   the  Advisers  Act   and   is   included   in   Compass   EMP’s

Compliance  Manual.    All  Compass  EMP  Supervised  Persons  are  required  to  read  and  acknowledge having read such procedures annually.

5. Reporting Requirements

5.1.  Scope

The  provisions  of  this  Code  apply  to  every  security  transaction,  in  which  an  Access  Person  of  Compass

EMP  has,  or  by  reason  of  such  transaction  acquires,  any  direct  or  indirect  beneficial  interest,  in  any

account  over  which  they  have  any  direct  or  indirect  control.    An  Access  Person  does  not  derive  a

beneficial  interest  by  virtue  of  serving  as  a  trustee  or  executor  unless  the  person,  or  a  member  of  their

immediate family, has a vested interest in the income or corpus of the trust or estate.   However, if a family

member  is  a  fee-paying  client,  the  account  will  be  managed  in  the  same  manner  as  that  of  all  other

Compass EMP clients with similar investment objectives.

If  an Access  Person  believes  that  they should  be  exempt  from  the  reporting  requirements  with  respect  to any account in  which  they have direct or  indirect  beneficial ownership,  but  over  which they have no direct or  indirect  control  in  the  management  process,  they  should  so  advise  the  CCO,  giving  the  name  of  the account,  the  person(s)  or  firm(s)  responsible  for  its  management,  and  the  reason  for  believing  that  they

should  be  exempt  from  reporting  requirements  under  this  Code.   If  the  CCO  shall  grant  an  exception,  the

exception with rational shall be documented and maintained in writing.

5.2.  Reportable Securities

Section 202a-18 of the Advisers Act defines the term “Security” as follows:

Any  note,  stock,  treasury  stock,  bond,  debenture,  evidence  of  indebtedness,  certificate  of  interest  or participation  in  any  profit-sharing  agreement,  collateral-trust  certificate,  pre-organization  certificate  or subscription,  transferable  share,  investment  contract,  voting-trust  certificate,  certificate  of  deposit  for  a security,  fractional  undivided  interest  in  oil,  gas  or  other  mineral  rights,  any  put,  call  straddle,  option,  or privilege  on  any  security  (including  a  certificate  of  deposit)  or  on  any  group  or  index  of  securities

(including  any  interest  therein  or  based  on  the  value  thereof),  or  any  put,  call  straddle,  option  or  privilege entered  into  on  a  national  securities  exchange  relating  to  a  foreign  currency,  or  in  general,  any interest  or instrument  commonly  known  as  a  “security”  or  any  certificate  of  interest  or  participation  in,  temporary  or interim  certificate  for,  receipt  for,  guarantee  of,  or  warrant  or  right  to  subscribe  to  or  purchase,  any  of  the foregoing.

For  purposes  of  this  Code,  the  term  “Reportable  Securities”  means  all  such  securities  described  above except:

•     direct obligations of the United States;

•     bankers’ acceptances, bank  certificates of deposit, commercial paper and high quality short-term  debt instruments, including repurchase agreements;

•     shares issued by money market funds;

•     shares  issued  by  open-end  funds  other  than  reportable  funds  (Note:   The  term  “Reportable  Funds”

means  any fund  whose  investment  adviser  or  principal  underwriter  controls  you,  is  controlled  by  you,

or is under common control with you.); and

•     shares  issued  by  unit  investment  trusts  that  are  invested  exclusively  in  one  or  more  open-end  funds,

none of which are reportable funds.

If  there  is  any  question  by  an Access  Person as  to  whether  a  security  is  reportable  under  this  Code,  they should  consult  with  the  CCO  for  clarification  on  the  issue  before  entering  any  trade  for  their  personal account.

5.3.  Reporting Exceptions

Under Rule 204A-1, Access Persons are not required to submit:

•     any  report  with  respect  to  securities  held  in  accounts  over  which  the  Access  Person  has  no direct or indirect influence or control;

•     a transaction report with respect to transactions effected pursuant to an automatic investment plan (Note:  This exception includes dividend reinvestment plans.); and

•     a   transaction   report   if   the   report   would   duplicate   information   contained   in   broker   trade

confirmations  or  account  statements  that  Compass  EMP  holds  in  its  records  so  long  as

Compass  EMP  receives  the  confirmations  or  statements  no  later  than  30  days  after  the  end of the applicable calendar quarter.

5.4.  Initial/Annual Holdings Report

Initially

Any employee  of  Compass EMP who  during  the course of  their employment  becomes  an Access  Person,

as  that  term  is  defined  in  sub-section  2.2  of  this  Code,  must  provide  the  CCO  with  an  Initial  Securities

Holdings  Report  Certification  no  later  than  10  days  after  the  employee  becomes  an Access  Person.   The

holdings  information  provided  in  conjunction  with  this  certification  must  be  current  as  of  45  days  before the employee became an Access Person.

Annually

Every Access  Person  must  submit  an Annual  Securities  Holdings  Report  Certification  to  the  CCO  due  by

the  last  business  day  of  January  of  each  year.   The  annual  holdings  requirement  will  be  satisfied  through

receipt  by  the  CCO  of  year-end  statements.   The  CCO  will  review  each  statement  for  any  evidence  of improper holdings, trading activities, or conflicts of interest by the Access Person.

5.5.  Quarterly Transaction Reports

All Access  Persons  must  arrange  for  online  account  access  or  duplicate  statements  to  be  provided  to  the

CCO.  This eliminates the need to submit quarterly transaction reports to the firm.  Following receipt of the quarterly  statements  transaction  information,  the  CCO  will  review  each  transaction  for  any  evidence  of

improper  trading  activities  or  conflicts  of  interest  by  the  Access  Person.    After  careful  review  of  each

report, the CCO will document that they conducted such review.

5.6.  Quarterly Brokerage Account Report

All  Access  Persons  must  complete  a  Quarterly  Brokerage  Account  Report  at  the  completion  of  each calendar  quarter,  if  during  the  quarter,  an  account  was  opened  containing  securities  held  for  the  direct  or indirect benefit of the Access Person.  This report is due no later than 10 days after quarter end.

5.7.  Annual Written Reports to the Board

At  least  annually,  the  CCO  will  provide  a  written  report  to  the  Board  of  Directors  of  each  fund  for  which

Compass EMP acts as an investment adviser as follows:

•     Issues  Arising  Under  the  Code.   The  report  must  describe  any  issue(s)  that  arose  during the  previous  year  under  this  Code  of  Ethics  or  procedures  thereto,  including  any  material

Code  or  procedural  violations,  and  any  resulting  sanction(s).   The  CCO  may  report  to  the

senior  management more frequently as  he  or she  deems  necessary or  appropriate, and  shall do so as requested by senior management.

•     Certification.  Each  report  must  be  accompanied  by  a  certification  to  the  Board  of  Directors that  Compass  EMP  has  adopted  procedures  reasonably  necessary  to  prevent  their  Access

Persons from violating this Code of Ethics.

6. Recordkeeping Requirements

Compass  EMP  will  maintain  the  following  records  for  at  least  five  years  from  the  end  of  the  fiscal  year  in

which  it  is  made,  the  first  two  years  in  an  easily  accessible  place,    in  accordance  with  the  records

retention provisions of Rule 204-2a of the Advisers Act:

•     A copy of each Code that has been in effect at any time during the past five years;

•     A record  of  any  violation  of  the  Code  and  any  action  taken  as  a  result  of  such  violation  for  five  years from the end of the fiscal year in which the violation occurred;

•     A  record  of  all  written  acknowledgements  of  receipt  of  the  Code  and  amendments  for  each  person who is currently, or within the past five years was, a Supervised Person;

•     Holdings  and  transactions  reports  made  pursuant  to  the  Code,  including  any  brokerage  confirmation and account statements made in lieu of these reports;

•     A list of the names of persons who are currently, or within the past five years, were Access Persons;

•     A record  of  any decision  and supporting  reasons  for  approving the  acquisition  of  securities  by Access

Persons  in  initial  public  offerings  limited  offerings  for  at  least five  years  after the  end  of  the  fiscal  year in which approval was granted;

•     Any  waiver  from  or  exception  to  the  Code  for  any  employee  of  Compass  EMP  subject  to  the  Code,

and;

•     A copy of each annual written report to the Board, required by sub-section 5.7 of this Code.

7. Form ADV Disclosure

A  description  of  the  code  will  be  provided  in  Compass  EMP’s  ADV  Part  II,  Schedule  F.    With  the

description,  a  statement  will  be  made  that  Compass  EMP  will  provide  a  copy  of  the  code  to  any  client  or prospective client upon request.

8. Acknowledgment of Receipt

Compass  EMP  Supervised  Persons  must  acknowledge,  initially  and  annually,  that  they  have  received,

read,  and  understand,  the  above  Code  of  Ethics  regarding  personal  securities  trading  and  other  potential

conflicts  of  interest  and  agree  to  comply  with  the  provisions  therein.    In  addition,  Supervised  Persons

must  agree  to  acknowledge  any  subsequent  amendments  to  the  code  (within  specified  time  frame  set forth  in  any future  communications  notifying  of  an  amendment)  by any means  deemed  by Compass  EMP to  satisfactorily  fulfill  the  Supervised  Person’s  obligation  to  read,  understand,  and  agree  to  any  such amendment.

This  Code  is  revised,  approved  and  promulgated  effective  12/30/2011.  All  prior  versions  are  hereby revoked.

For Compass Efficient Model Portfolios, LLC:

____________________________________

By:

Pleshetta J. Loftin

Chief Compliance Officer